Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Principal Executive Officer and the Principal Financial Officer of Palmetto Real Estate Trust (the “Company”), each certify that, to his knowledge on the date of this certification:

1.                                       The annual report of the Company for the period ended December 31, 2005 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William J. Ables
William J. Ables
Principal Executive Officer
April 13, 2006

/s/ Bill Franks
Bill Franks
Principal Financial Officer

April 13, 2006